FORM OF
                                    INVESTMENT ADVISORY AGREEMENT


                  INVESTMENT ADVISORY AGREEMENT, dated as of __, 1999, between The Gabelli Mathers Fund (the "Fund"), a Delaware business trust, and Gabelli Funds, LLC (the "Adviser"), a New York limited liability company.

                  In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:


1.       In General

                  The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Fund with respect to the investment of the assets of the Fund and to supervise and arrange the purchase and sale of assets held in the investment portfolio of the Fund. The Adviser may delegate any or all of its responsibilities to one or more sub-advisers or administrators, subject to the approval of the Board of Trustees of the Fund. Such delegation shall not relieve the Adviser of its duties and responsibilities hereunder.

2. Duties and obligations of the Adviser with respect to investments of assets of the Fund

(a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Fund's Board of Trustees, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discre tion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) arrange for the purchase and sale of securities and other assets held in the investment portfolio of the Fund and (iii) oversee the administration of all aspects of the Fund's business and affairs and provide, or arrange for others whom it believes to be competent to provide, certain services as specified in subparagraph (b) below. Nothing contained herein shall be construed to restrict the Fund's right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Fund's shares.



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                  (b) The  specific  services to be provided or arranged  for by the Adviser for the Fund are (i) maintaining the Fund's books and records, such as jour nals, ledger accounts and other records in accordance with applicable laws and regulations to the extent not maintained by the Fund's custodian, transfer agent and dividend disbursing agent; (ii) transmitting purchase and redemption orders for the Fund's shares to the extent not transmitted by the Fund's distributor or others who purchase and redeem shares; (iii) initiating all money transfers to the Fund's custodian and from the Fund's custodian for
the  payment  of  the  Fund's   expenses,   investments,   dividends  and  share
redemptions; (iv) reconciling account information and balances among the Fund's custodian, transfer agent, distributor, dividend disbursing agent and the Adviser; (v) providing the Fund, upon request, with such office space and facilities, utilities and office equipment as are adequate for the Fund's needs;
(vi) preparing,  but not paying for, all reports by the Fund to its shareholders
and  all  reports  and  filings   required  to  maintain  the  registration  and
qualification of the Fund's shares under federal and state law including periodic updating of the Fund's registration statement and the Fund's Prospectus (including its Statement of Additional Information); (vii) supervising the calculation of the net asset value of the Fund's shares; and (viii) preparing notices and agendas for meetings of the Fund's shareholders and the Fund's Board of Trustees as well as minutes of such meetings in all matters required by applicable law to be acted upon by the Board of Trustees.

                  (c) In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accor dance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940, as amended (the "Act"), and of any rules or regulations in force thereunder; (ii) any other applicable provision of law;
(iii) the provisions of the Declaration of Trust, as amended, and By-Laws of the Fund, as such documents are amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Fund as set forth in the Fund's Registration Statement on Form N-1A and (v) any policies and determinations of the Board of Trustees of the Fund.

                  (d) The Adviser will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses (including any overhead and personnel costs) incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Fund who are affiliated persons (as defined in the Act) of the Adviser. Subject to the foregoing, the Fund shall be responsible for the payment of all the Fund's other expenses, including (i) payment of the fees payable to the Adviser under paragraph 4 hereof; (ii) organiza tional expenses; (iii) brokerage fees and commissions; (iv) taxes; (v) interest charges on borrowings;
(vi) the cost of liability insurance or fidelity bond coverage for the


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Fund officers and  employees,  and trustees' and officers'  errors and omissions insurance  coverage;  (vii) legal,  auditing and  accounting  fees and expenses;
(viii) charges of the Fund's custodian, transfer agent and dividend disbursing agent; (ix) the Fund's pro rata portion of dues, fees and charges of any trade association of which the Fund is a member; (x) the expenses of printing, preparing and mailing proxies, stock certificates and reports, including the Fund's prospectus and statement of additional information, and notices to shareholders; (xi) filing fees for the registration or qualification of the Fund and its shares under federal or state securities laws; (xii) the fees and expenses involved in registering and maintaining registration of the Fund's shares with the Securities and Exchange Commission; (xiii) the expenses of holding shareholder meetings; (xiv) the compensation, including fees, of any of the Fund's trustees, officers or employees who are not affiliated persons of the Adviser; (xv) all expenses of computing the Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Fund's investment portfolio; (xvi) expenses of personnel performing shareholder servicing functions and all other distribution expenses
payable  by  the  Fund;  and  (xvii)  litigation  and  other   extraordinary  or
non-recurring expenses and other expenses properly payable by the Fund.

                  (e) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but neither the Adviser nor any of its offi cers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided, however, that the foregoing shall not constitute a waiver of any rights which the Fund may have which may not be waived under applicable law.

                  (f) Nothing in this Agreement shall prevent the Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

                  3.       Portfolio Transactions

                  In  the  course  of  the  Adviser's   execution  of  portfolio
transactions for the Fund, it is agreed that the Adviser shall employ securities brokers and dealers


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which,  in its judgment,  will be able to satisfy the policy of the Fund to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this agreement, "best execution" shall mean prompt, efficient and reliable execution at the most favorable price obtainable. Under such conditions as may be specified by the Fund's Board of Trustees in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (a) place orders for the purchase or sale of the Fund's portfolio securities with its affiliate, Gabelli & Company, Inc.; (b) pay commissions to brokers other than its affiliate which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion; and (c) consider sales by brokers (other than its affiliate distributor) of shares of the Fund and any other mutual fund for which it or its affiliates act as investment adviser, as a factor in its selection of brokers and dealers for the Fund's portfolio transactions.

                  4.       Compensation of the Adviser

(a) Subject to paragraph 2(b), the Fund agrees to pay to the Adviser out of the Fund's assets and the Adviser agrees to accept as full compensation for all services rendered by or through the Adviser (other than any amounts payable to the Adviser pursuant to paragraph 4(b)) a fee computed daily and payable monthly in an amount equal on an annualized basis to 1.0% of the Fund's daily average net asset value; provided, however, that the Advisor agrees that it will waive a portion of such fees equal to 0.25% of the Fund's daily net asset value during the period prior to the second anniversary of the date of this Agreement on net assets of the Fund of $100 million or less. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

                           (b) The Fund will pay the Adviser  separately for any
costs
and expenses incurred by the Adviser in connection with distribution of the Fund's shares in accordance with the terms (including proration or nonpayment as a result of allocations of payments) of Plans of Distribution (collectively, the "Plan") adopted by the Fund pursuant to Rule 12b-1 under the Act as such Plan may be in effect from time to time; provided, however, that no payments shall be due or paid to the Adviser hereunder unless and until this Agreement shall have been approved by Board Approval and Disinterested Board Approval (as such terms are defined in such Plan). The Fund reserves the right to modify or terminate such Plan at any time as specified in the Plan and Rule 12b-1, and this subparagraph shall thereupon be modified or


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terminated to the same extent without further action of the parties. The persons authorized to direct the payment of the funds pursuant to this Agreement and the Plan shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly a written report of the amount so paid and the purposes for which such expenditures were made.

(c) For purposes of this Agreement, the net assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Fund for calculating the net asset value of the Fund's shares.

                  5.       Indemnity.

(a) The Fund hereby agrees to indemnify the Adviser and each of the Adviser's directors, officers, employees, and agents (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another corporation) and controlling persons (each such person being an "indemnitee) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this paragraph with respect to this Agreement or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance,
(ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses
(i) through (v) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and did not involve disabling conduct by such indemnitee and (3) with


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respect to any action,  suit or other proceeding  voluntarily  prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Fund. Notwithstanding the foregoing the Fund shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Fund cannot lawfully waive.

                           (b)  The  Fund  shall  make   advance   payments   in
connection
with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnifica tion has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that he is entitled to such indemnification and if the trustees of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of trustees of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(c) All determinations  with respect to indemnification  hereunder shall be made
(1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Fund, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

                  The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

                  6.       Duration and Termination

                  This Agreement shall become effective upon on the date hereof and shall continue in effect for a period of two years and thereafter from year to year, but


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only so long as such continuation is specifically  approved at least annually in accordance with the requirements of the Act.

                  This Agreement may be terminated by the Adviser at any time without penalty upon giving the Fund sixty days written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty days notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Trustees of the Fund in office at the time or by the vote of the holders of a "majority of the voting securities" (as defined in the Act) of the Fund at the time outstanding and entitled to vote or, with respect to paragraph 4(b), by a majority of the Trustees of the Fund who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Act and the rules thereunder.)

                  It is understood and hereby agreed that the word "Gabelli" is the property of the Adviser for copyright and other purposes. The Fund further agrees that the word "Gabelli" in its name is derived from the name of Mario J. Gabelli and such name may freely be used by the Adviser for other investment companies, entities or products. The Fund further agrees that, in the event that the Adviser shall cease to act as investment adviser to the Fund and the Fund shall promptly take all necessary and appropriate action to change its name to names which do not include the word "Gabelli"; provided, however, that the Fund may continue to use the word "Gabelli" if the Adviser consents in writing to such use.

                  7.       Notices

                  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

                  8.       Governing Law

                  This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.


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IN WITNESS WHEREOF,  the parties hereto have caused the foregoing  instrument to be executed by their duly authorized officers, all as of the day and the year first above written.


                                 THE GABELLI MATHERS FUND



                                 By________________________________
                                       Name:  Bruce N. Alpert
                                       Title: Vice President and Treasurer


                                 GABELLI FUNDS, LLC



                                 By________________________________
                                       Name: Stephen G. Bondi
                                       Title: Vice President of Finance